Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2018, relating to the consolidated and combined financial statements of Goosehead Financial, LLC appearing in Amendment No. 2 to Registration Statement No. 333-224080 on Form S-1 of Goosehead Insurance, Inc. for the year ended December 31, 2017.

__ /s/ Deloitte & Touche LLP_____

Dallas, Texas

April 26, 2018